As filed with the Securities and Exchange Commission on October 5, 2018
Registration No. 333-226031

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________

EMCLAIRE FINANCIAL CORP
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	6021 (Primary Standard Industrial Classification Code Number)	25-1606091 (I.R.S. Employer Identification Number)
612 Main Street Emlenton, Pennsylvania 16373 (844) 767-2311 (Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
______________________________

William C. Marsh
Chairman of the Board, President
and Chief Executive Officer
Emclaire Financial Corp
612 Main Street
Emlenton, PA 16373
(844) 767-2311
 (Name, Address, Including ZIP Code, and Telephone Number,
Including Area Code, of Agent for Service)

______________________________

Copies to:
Hugh T. Wilkinson, Esq. Kenneth B. Tabach, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W., Suite 100 Washington, DC 20007 (202) 295-4500
______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the attached proxy statement/information statement/prospectus.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

          This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-226031) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

____________________________________________

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Emclaire Financial Corp ("Emclaire") set forth in the Registration Statement on Form S-4 (File No. 333-226031), declared effective on July 27, 2018, Emclaire is filing this Post-Effective Amendment No. 1 to deregister 21,679 shares of its common stock, par value  $1.25 per share ("Common Stock"), previously registered under the Securities Act pursuant to the Registration Statement, issuable to the shareholders of Community First Bancorp, Inc. ("Community First") in connection with the merger of Community First with and into Emclaire.

Pursuant to the Registration Statement, 440,852 shares of Common Stock, 286,898 shares of Series C non-cumulative preferred stock ("Series C Preferred Stock") and 133,705 shares of Series D non-cumulative preferred stock ("Series D Preferred Stock of Emclaire were registered. These shares were registered pursuant to the Registration Statement in order to be issued to the shareholders of Community First and Community First Bank in connection with the merger. Upon the consummation of the merger, Emclaire issued a total of 419,173 shares of Common Stock, 286,898 shares of Series C Preferred Stock and 133,705 shares of Series D Preferred Stock.  Therefore, in accordance with the undertaking mentioned above, Emclaire hereby deregisters the remaining 21,679 shares of Common Stock previously registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Emlenton, Pennsylvania, on October 5, 2018.

EMCLAIRE FINANCIAL CORP
By:	/s/ William C. Marsh
William C. Marsh
Chairman of the Board, President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/William C. Marsh	Chairman of the Board, President and Chief	October 5, 2018
William C. Marsh	Executive Officer (principal executive officer)

/s/ Amanda L. Engles	Treasurer and Chief Financial Officer	October 5, 2018
Amanda L. Engles	(principal financial and accounting officer)

/s/ Milissa S. Bauer*	Director	October 5, 2018
Milissa S. Bauer

/s/ David L. Cox*	Director	October 5, 2018
David L. Cox

/s/ James M. Crooks*	Director	October 5, 2018
James M. Crooks

/s/ Robert W. Freeman*	Director	October 5, 2018
Robert W. Freeman

/s/ Mark A. Freemer*	Director	October 5, 2018
Mark A. Freemer

/s/ Robert L. Hunter*	Director	October 5, 2018
Robert L. Hunter
/s/ John B. Mason*	Director	October 5, 2018
John B. Mason
/s/ Deanna K. McCarrier*	Director	October 5, 2018
Deanna K. McCarrier

/s/ Nicholas D. Varischetti*	Director	October 5, 2018
Nicholas D. Varischetti
	Director	October 5, 2018
Henry Deible
	Director	October 5, 2018
Henry Deible, II

* By William C. Marsh, Attorney-in-fact.